Exhibit 21

                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                             Percent of               State of
            Parent                   Subsidiary or Organization              Ownership              Incorporation
-----------------------------------------------------------------------------------------------------------------
Northeast Indiana Bancorp, Inc.   First Federal Savings Bank                    100%                   Federal

First Federal Savings Bank        Northeast Indiana Financial, Inc.             100%                   Indiana